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Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

        In connection with the Annual Report of Canadian Satellite Holdings Inc. (the "Company") on Form 20-F for the year ending August 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John I. Bitove, Chairman and Chief Executive Officer of of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 28, 2006
By:	/s/ JOHN I. BITOVE Name: John I. Bitove Title: Chairman and Chief Executive Officer

        The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350